                                                                [CONFORMED COPY]
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                       BELLSOUTH TELECOMMUNICATIONS, INC.

                                      AND

                            SUNTRUST BANK, ATLANTA,

                    TRUSTEE

                               ------------------

                             SUPPLEMENTAL INDENTURE

                              DATED JUNE 22, 1998

                               ------------------

                   $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                   6% RESET PUT SECURITIES, DUE JUNE 15, 2012

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              TABLE OF CONTENTS(*)

                                                                                                                  PAGE
                                                                                                             ---------
PARTIES....................................................................................................          1
RECITALS:
  Purpose of Supplemental Indenture........................................................................          1
  Form of Note [face]......................................................................................          1
  Form of Certificate of Authentication....................................................................          2
  Form of Note [reverse]...................................................................................          3
  Compliance with legal requirements.......................................................................          7
  Consideration............................................................................................          7
PART I: CREATION AND AUTHORIZATION OF SERIES...............................................................          7
PART II: SPECIAL PROVISIONS APPLICABLE TO THIS SERIES......................................................          7
TESTIMONIUM................................................................................................          8
SIGNATURES AND SEALS.......................................................................................          8

------------------------

*   The Table of Contents is not part of this Supplemental Indenture.

    SUPPLEMENTAL INDENTURE, dated June 22, 1998, between BELLSOUTH TELECOMMUNICATIONS, INC., a Georgia corporation (hereinafter sometimes referred to as the "Company"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, with its principal office at 3495 Piedmont Road, Building 10, Suite 810, Atlanta, Georgia 30305, attn: Corporate Trust Department, as trustee (hereinafter sometimes referred to as the "Trustee"),

                                WITNESSETH THAT:

    WHEREAS, the Company and the Trustee have entered into an Indenture (the "Indenture") dated June 1, 1998 providing for the issuance of debt securities in series; and

    WHEREAS, for its lawful corporate purposes, the Company desires to create and authorize the series 6% Reset Put Securities, due June 15, 2012 (hereinafter referred to as the "Notes") in an aggregate principal amount of Five Hundred Million Dollars ($500,000,000) and to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

    WHEREAS, the Notes and the certificates of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

                                 [FORM OF NOTE]

                                     [FACE]

    [EXAMPLE OF A LEGEND TO BE INSERTED ON GLOBAL SECURITIES: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]
No. ________________________                             $ _____________________

CUSIP No. 079867AX5

                       BELLSOUTH TELECOMMUNICATIONS, INC.
                            6% RESET PUT SECURITIES,
                               DUE JUNE 15, 2012

    BellSouth Telecommunications, Inc., a Georgia corporation (herein referred to as the "Company"), for value received, hereby promises to pay to

                    or registered assigns the principal sum of         ($      )
Dollars on June 15, 2012 at the office or agency of the Company in the City of Atlanta, Georgia, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest thereon from June 15, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate determined as set forth on the reverse hereof, semi-annually on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing December 15, 1998, on said principal sum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the first day of June or December

(as the case may be) immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") will forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be then listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

    So long as this instrument is registered in the name of Cede & Co., payments of interest hereon shall be made in immediately available funds; otherwise payment of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the Note register.

    Reference is hereby made to the further provisions set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

    This instrument shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

    IN WITNESS WHEREOF, BellSouth Telecommunications, Inc. has caused this instrument to be signed by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, each by a facsimile of his or her signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated

                                               BELLSOUTH TELECOMMUNICATIONS, INC.
                                               BY
                                               BY

   [FORM OF CERTIFICATE OF AUTHENTICATION]           [FORM OF ALTERNATE CERTIFICATE OF
                                                              AUTHENTICATION]

    This is one of the Securities described        This is one of the Securities described
in the within-mentioned Indenture.                 in the within-mentioned Indenture.
Dated      SUNTRUST BANK, ATLANTA,             Dated      SUNTRUST BANK, ATLANTA,
                                  as Trustee,                                    as Trustee,

By                                                     By
                                                                    As Authenticating Agent,

                                                       By
                        Authorized Signature.                          Authorized Signature.

AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT: _____________________________________

                                 [FORM OF NOTE]

                                   [REVERSE]
                       BELLSOUTH TELECOMMUNICATIONS, INC.

    This Note is one of a duly authorized issue of Securities of the Company issued and to be issued in one or more series under an Indenture dated as of June 1, 1998 (as supplemented from time to time, the "Indenture") between the Company and SunTrust Bank, Atlanta (the "Trustee," which term includes any additional successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered (the words "holders" and "holder" meaning the registered holders or holder of the Notes. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture. This is one of the Notes representing the series created by the Supplemental Indenture, dated June 22, 1998, to the Indenture and designated as the 6% Reset Put Securities, due June 15, 2012 (the "Notes"), such series limited in aggregate principal amount to $500,000,000. Except as described below, the Notes are not redeemable prior to maturity. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

INTEREST PAYMENTS

    The Notes will bear interest, payable on each Interest Payment Date, to holders of record on the Regular Record Date preceding such Interest Payment Date, at 6% per annum from June 15, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding June 15, 2002 (the "Coupon Reset Date"), whereupon (i) if all of the Notes are purchased on such date by the holder (the "Callholder") of the Call Option (as defined below), the Notes shall bear interest from and including the Coupon Reset Date to but excluding June 15, 2012 (the "Final Maturity Date") at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described below, or (ii) the Notes shall be purchased by the Company pursuant to the exercise of the Mandatory Put (as defined below) by the Trustee on behalf of the holders of the Notes. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

MATURITY DATE

    The Notes will mature on the Final Maturity Date. On the Coupon Reset Date, the holder hereof will be entitled to receive 100% of the principal amount hereof from either (i) the Callholder, if the Callholder purchases the Notes pursuant to the Call Option, or (ii) the Company, by exercise of the Mandatory Put by the Trustee for and on behalf of the holder hereof, if the Callholder does not purchase the Notes pursuant to the Call Option.

CALL OPTION; MANDATORY PUT

        (i) CALL OPTION. The Callholder, by giving notice to the Trustee (the "Call Notice"), has the right to purchase the aggregate principal amount of the Notes, in whole but not in part (the "Call Option"), on the Coupon Reset Date, at a price equal to 100% of the principal amount hereof (the "Call Price") (interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the holders hereof on the most recent Regular Record Date). The Call Notice is required to be given to the Trustee, in writing, prior to 4:00 p.m., New York City time, no later than fifteen calendar days prior to the Coupon Reset Date. The Call Notice must contain delivery details, including the identity of the Callholder's DTC account.

        If the Callholder exercises the Call Option, unless terminated, (i) not later than 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date, the Callholder will deliver the Call Price in immediately available funds to the Trustee for payment thereof to the holders of the Notes on the Coupon Reset Date and (ii) the holders thereof will be required to deliver and will be deemed to have delivered their Notes to the Callholder against payment therefor on the Coupon Reset Date through the facilities of DTC. The Callholder is not required to exercise the Call Option, and no holder of Notes or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

        The Callholder may at any time assign its rights and obligations under its Call Option; PROVIDED, HOWEVER, that (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee will treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the holders of the Notes. The Company, as initial Callholder, has assigned the Call Option to Morgan Stanley & Co. International Limited.

        (ii) MANDATORY PUT. If the Call Option is not exercised or if the Call Option terminates, the Trustee will exercise the right of the holders of the Notes to require the Company to purchase the aggregate principal amount of Notes, in whole but not in part (the "Mandatory Put"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), plus accrued but unpaid interest to but excluding the Coupon Reset Date, in each case, to be paid by the Company to the holders of the Notes in immediately available funds on the Coupon Reset Date. If the Trustee exercises the Mandatory Put, then the Company will deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the holders of the Notes will be required to deliver and will be deemed to have delivered the Notes to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC. By its purchase of the Notes, each holder irrevocably agrees that the Trustee shall exercise the Mandatory Put relating to the Notes for or on behalf of the holders of the Notes as provided herein. No holder of any Notes or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.

NOTICE TO HOLDERS BY TRUSTEE

    In anticipation of the exercise of the Call Option or the Mandatory Put on the Coupon Reset Date, the Trustee will notify the holders of the Notes, not less than 30 days nor more than 90 days prior to the Coupon Reset Date, that all Notes will be delivered on the Coupon Reset Date through the facilities of DTC against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the Mandatory Put.

COUPON RESET PROCESS

    Pursuant to and subject to the terms of a calculation agency agreement, dated as of June 22, 1998, between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated (or its successors or assigns) will be the Calculation Agent. If the Callholder timely exercises its Call Option and the Call Option does not otherwise terminate in accordance with its terms, then the Company and the Calculation Agent shall complete the following steps (the "Coupon Reset Process") in order to determine the interest rate ("Coupon Reset Rate") to be paid on the Notes from and including the Coupon Reset Date to but excluding the Final Maturity Date:

        (i) The Company shall provide the Calculation Agent with (a) a list (a "Dealer List"), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers (one of which shall be Morgan Stanley & Co. Incorporated) from which it desires the Calculation Agent to obtain the Bids for the purchase of the Notes and (b) such other material as may reasonably be requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

        (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (a) a copy of the Prospectus Supplement dated June 17, 1998 relating to the Notes and accompanying Prospectus dated June 1, 1998, (b) a copy of the form of the Notes and (c) a written request that each such Dealer submit a Bid to the Calculation Agent no later than 3:00 p.m., New York City time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of the Notes, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes ("Yield to Maturity"). Each Dealer shall be provided with (a) the name of the Company, (b) an estimate of the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with clause (iii) below), (c) the principal amount and Final Maturity Date of the Notes and (d) the method by which interest will be calculated on the Notes.

       (iii) The purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (a) the principal amount of the Notes plus (b) a premium (the "Notes Premium") which shall be equal to the excess, if any, of (x) the discounted present value to the Coupon Reset Date of a bond with a maturity of June 15, 2012 which has an interest rate equal to 5.541%, semi-annual interest payments on each June 15 and December 15, commencing December 15, 2002, and a principal amount of $500,000,000, and assuming a discount rate equal to the Treasury Rate, over (y) $500,000,000. "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 10-year United States Treasury Security per Telerate page 500 (or any successor or substitute page as may replace such page on such service) no later than 3:00 p.m., New York City time, on the Bid Date or, if such rate does not appear on Telerate page 500 (or any successor or substitute page as may replace such page on such service) at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent).

        (iv) The Calculation Agent shall immediately notify the Company of (a) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (b) the Bid submitted by each such Dealer and (c) the Purchase Price as determined pursuant to clause (iii) hereof. Unless the Call Option has terminated in accordance with its terms, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid, PROVIDED, HOWEVER, that if the Calculation Agent has not received a timely Bid from a Dealer, the Selected Bid shall be the lowest of all Bids received by such time and PROVIDED, FURTHER that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases, Morgan Stanley & Co. Incorporated, in its capacity as a Dealer, has the right to match the Bid with the lowest Yield to Maturity, whereby Morgan Stanley & Co. Incorporated's Bid becomes the Selected Bid. The Calculation Agent shall promptly notify the Company and the Trustee of the Coupon Reset Rate.

        (v) The Company shall thereafter establish the Coupon Reset Rate as the new interest rate on the Notes, effective from and including the Coupon Reset Date, by delivery to the Trustee on or before the Coupon Reset Date of an Officers' Certificate.

    In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    Certain obligations of the Company hereunder and under the Indenture may be defeased with the effects and subject to the conditions contained therein.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof without in each case the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, under certain circumstances, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any of the Notes. Any such consent or waiver by the holder of any Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Note issued upon the transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation of such consent or waiver is made upon such Note or such other Note.

    No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the place, at the respective times, as the rate and in the coin or currency herein prescribed.

    The Notes are issuable initially as registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged without a service charge for a like aggregate principal amount of Notes of other authorized denominations.

    Upon due presentment for registration of transfer of this instrument at the above-mentioned office or agency of the Company, a new Note or Notes, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

    The Company, the Trustee, any paying agent and any Note registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary.

    No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    This instrument shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.
                            ------------------------

    AND WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed;

    NOW, THEREFORE:

    In order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of such Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of such Notes, as follows:

                                     PART I
                      CREATION AND AUTHORIZATION OF NOTES

    There is hereby created and authorized the series of Notes entitled the "6% Reset Put Securities, due June 15, 2012," which shall be a closed series limited to $500,000,000 aggregate principal amount (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Sections 2.05, 2.06, 2.07 or 3.03).

                                    PART II
                  SPECIAL PROVISIONS APPLICABLE TO THIS SERIES

    The following special provisions applicable to this Series are hereby agreed to:

    (a) The Company Certificate Commencement Year referred to in Section 5.04 of the Indenture is 1999.

    (b) The Trustee Reporting Date referred to in Section 5.03 of the Indenture is July 14, 1999 and July 14 in every year thereafter.

    (c) The indentures specifically described for the purpose of Section 310(b) of the Trust Indenture Act of 1939, as amended are:

        (i) Indenture between the Company and Trust Company Bank dated as of May 15, 1995, as supplemented by Supplemental Indenture thereto dated May 15, 1995, pursuant to which were issued the Company's Ten Year 6 1/2% Notes due June 15, 2005, and as supplemented by Supplemental Indenture thereto dated May 15, 1995, pursuant to which were issued the Company's Forty Year 7 5/8% Debentures, due May 15, 2035; (ii) Indenture between the Company and Trust Company Bank dated February 1, 1993, as supplemented by Supplemental Indenture thereto dated February 1, 1993, pursuant to which were issued the Company's Twelve Year 7% Notes, due February 1, 2005, and (iii) Indenture between the Company and SunTrust Bank, Atlanta dated June 1, 1998 pursuant to which were issued the Company's Thirty Year 6 3/8% Debentures, due June 1, 2028.

    (d) The address of the Company referred to in Section 13.04 of the Indenture is as follows (until another address is filed by the Company with the Trustee):
Treasurer, BellSouth Telecommunications, Inc., 125 Perimeter Center West, Atlanta, Georgia 30346.

    (e) The Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.

    IN WITNESS WHEREOF, BellSouth Telecommunications, Inc. has caused this Supplemental Indenture to be signed and delivered and its corporate seal to be affixed hereunto and the same to be attested, and the Trustee has caused this Supplemental Indenture to be signed and delivered and its corporate seal to be affixed hereunto and the same to be attested, all as of the day and year first written above.

                                BELLSOUTH TELECOMMUNICATIONS, INC.

                                By:             /s/ F. WAYNE FRENCH
                                     -----------------------------------------
                                                  F. Wayne French
                                                ASSISTANT TREASURER

                                [CORPORATE SEAL]
                                ATTEST:

                                                /s/ ERIC B. RUDOLPH
                                     -----------------------------------------
                                                  Eric B. Rudolph
                                                ASSISTANT SECRETARY

                                SUNTRUST BANK, ATLANTA, AS TRUSTEE

                                By:             /s/ SANDRA THOMPSON
                                     -----------------------------------------
                                                  Sandra Thompson
                                                   VICE PRESIDENT

                                                 /s/ KRISTINE PRALL
                                     -----------------------------------------
                                                   Kristine Prall
                                                   TRUST OFFICER

                                [CORPORATE SEAL]
                                ATTEST:

                                                  /s/ OLGA WARREN
                                     -----------------------------------------
                                                    Olga Warren
                                                   VICE PRESIDENT